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                                                                   EXHIBIT 10.10



                              EMPLOYMENT AGREEMENT


     Technology Solutions Company, a Delaware corporation doing business as TSC, and Timothy J. Cunningham ("Employee") enter into this Employment Agreement ("Agreement") as of November 15, 1999.

     In consideration of the agreements and covenants contained in this Agreement, TSC and Employee agree as follows:

     1. Employment Duties: TSC shall employ Employee as a Senior Vice President and Chief Financial Officer of its eLoyalty Corporation division ("eLoyalty"). Employee shall have the such responsibilities, duties and authority as the President of eLoyalty may reasonably designate. Employee shall perform faithfully the duties assigned to him to the best of his ability and shall devote his full undivided business time and attention to the transaction of TCS's business.

     2. TERM OF EMPLOYMENT: The term of employment ("Term of Employment") covered by this Agreement shall commence as of the effective date of this Agreement and continue until the following July 31, subject to the provisions of paragraph 3 below (the "Initial Term of Employment"). Upon expiration of the Initial Term of Employment, this Agreement shall be renewed automatically for successive terms of one year each, unless TSC notifies Employee of its intention not to renew at least 90 days prior to the expiration of the current term.

     3. TERMINATION: Notwithstanding the provisions of paragraph 2 of this Agreement, upon giving Employee 180 days notice, TSC may terminate Employee's employment for any reason. TSC may make such termination effective at any time within such 180 day notice period. TSC must, however, continue Employee's normal salary and health insurance benefits until the end of the 180 day notice period unless Employee begins employment with another employer during such time, in which case TSC's obligations shall cease. In addition, TSC may terminate Employee's employment and this Agreement immediately without notice and with no salary and benefit continuation if Employee engages in "Serious Misconduct." For purposes of this Agreement, "Serious Misconduct" means embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities materially harmful to TSC's reputation, willful refusal to perform or substantial disregard of Employee's assigned duties (including, but limited to, refusal to travel or work the requested hours), or any significant violation of any statutory or common law duty of loyalty to TSC

If following a Change in Control (which is defined as (i) the acquisition by any individual, entity or group, of beneficial ownership (within the meaning of Rule 13 d-3 promulgated under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of the common stock of TSC; (ii) the approval of the stockholders of TSC of a merger, where immediately after the merger, persons who were the holders of a majority of TCS's outstanding common stock immediately prior to the merger fail to own
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at least a majority of the outstanding common stock of the surviving entity in substantially the same proportions as their holdings of TSC common stock immediately prior to the merger; or (iii) the sale of substantially all the assets of TSC other than to a corporation in which more that 60% of the outstanding shares are beneficially owned by the individuals and entities who are the beneficial owners of the Company stock prior to the acquisition), Employee's title, position, duties, or salary is diminished and Employee resigns within 90 days after the diminishment becomes effective, or if Employee is ordered to relocate permanently to any location outside of the Chicago metropolitan area and employee declines and is terminated, Employee shall be entitled to Employee's normal salary, and health insurance benefits for a one-year period following his resignation or termination and a bonus equivalent to 50% of his base salary in effect at the time of his resignation or termination. Notwithstanding anything to the contrary in any of Employee's option agreements, Employee's unvested options which would otherwise vest during a two year period following the effective date of the Change in Control shall automatically vest in the event of a Change in Control.

If Employee dies, TSC must continue Employee's normal salary, bonus and health insurance benefits for a period of one year following the date of his death. Salary and bonus continuation will be paid to Employee's designated beneficiary.

If Employee becomes permanently disabled and unable to continue to work, at TSC, TSC must continue Employee's normal salary, bonus and health insurance benefits for a period of one year following the date of his permanent disability.

Employee may terminate his employment upon giving TSC 90 days prior written notice. Upon receiving notice, TSC may waive its rights under this paragraph and make Employee's termination effective immediately or anytime before the 90 day notice period ends.

Not withstanding the forgoing, if eLoyalty Corporation does not become subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, on or before [December 31, 2000], and thereafter employee resigns, then for a period of one year after such resignation TSC must continue Employee's normal salary and health insurance benefits unless Employee begins employment with another employer during such time, in which case TSC's obligations shall cease.

    4. SALARY: As compensation for his services, TSC shall pay Employee a base salary in the amount listed in Exhibit A to this Agreement. Employee's base salary shall be subject to annual review and may, at the discretion of TSC's management, be adjusted from that listed in Exhibit A according to Employee's responsibilities, capabilities and performance during the preceding year.

    5. BONUSES: TSC may elect to pay Employee annual bonuses. Payment of such bonuses, if any, shall be at the sole discretion of TSC.

    6. EMPLOYEE BENEFITS: During the Term of Employment, Employee shall be entitled to participate in such employee benefit plans, including group pension, life and
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health insurance and other medical benefits, and shall receive all other fringe benefits as TSC may make available generally to its Senior Vice Presidents.

          7. BUSINESS EXPENSES: TSC shall reimburse Employee for all reasonable and necessary business expenses incurred by Employee in performing his duties. Employee shall provide TSC with supporting documentation sufficient to satisfy reporting requirements of the Internal Revenue Service and TSC. TSC's determination as to reasonableness and necessary shall be final.

          8. NONCOMPETITION AND NONDISCLOSURE: Employee acknowledges that the successful development and marketing of TSC's professional services and products require substantial time and expense. Such efforts generate for TSC valuable and proprietary information ("Confidential Information") which gives TSC a business advantage over others who do not have such information. Confidential Information of TSC and its clients and prospects includes, but is not limited to, the following: business strategies and plans; proposals; deliverables; prospects and customer lists; methodologies; training materials; and computer software. Employee acknowledges that during the Term of Employment, he will obtain knowledge of such Confidential Information. Accordingly, Employee agrees to undertake the following obligations which he acknowledges to be reasonably designed to protect TSC's legitimate business interests without unnecessarily or unreasonably restricting Employee's post-employment opportunities:

          (a) Upon termination of the Term of Employment for any reason, Employee shall return all TSC property, including but not limited to computer programs, files, notes, records, charts, or other documents or things containing in whole or in part any of TSC's Confidential Information;

          (b) During the Term of Employment and subsequent to termination, Employee agrees to treat all such Confidential Information as confidential and to take all necessary precautions against disclosure of such information to third parties during and after Employee's employment with TSC. Employee shall refrain from using or disclosing to any person, without the prior written approval of TSC's Chief Executive Officer any Confidential Information unless at that time the information has become generally and lawfully known to TSC's competitors;

          (c) Without limiting the obligations of paragraph 8(b), Employee shall not, for a period of one year following his termination of employment for any reason, for himself or as an agent, partner or employee of any person, firm or corporation, engage in the practice of consulting or related services for any client of TSC for whom Employee performed services, or prospective TSC client to whom Employee submitted, or assisted in the submission of a proposal during the one year period preceding his termination of employment;

          (d) During a one year period immediately following Employee's termination of employment for any reason. Employee shall not induce or assist in the inducement of any TSC employee away from TSC's employ or from the faithful discharge of such
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employee's contractual and fiduciary obligations to serve TSC's interests with undivided loyalty;

     (e) For one year following his termination of employment for any reason, Employee shall keep TSC currently advised in writing of the name and address of each business organization for which he acts as agent, partner, representative or employee.

     9. REMEDIES: Employee recognizes and agrees that a breach of any or all of the provisions of paragraph 8 will constitute immediate and irreparable harm to TSC's business advantage, including but not limited to TSC's valuable business relations, for which damages cannot be readily calculated and for which damages are an inadequate remedy. Accordingly, Employee acknowledges that TSC shall therefore be entitled to an order enjoining any further breaches by the Employee. Employee and TSC agree to reimburse the prevailing party for all costs and expenses, including reasonable attorneys' fees incurred by the prevailing party in connection with the enforcement of either party's' rights under any provision of this Agreement.

     10. INTELLECTUAL PROPERTY: During the Term of Employment, Employee shall disclose to TSC all ideas, inventions and business plans which he develops during the course of his employment with TSC which relate directly or indirectly to TSC's business, including but not limited to any computer programs, processes, products or procedures which may, upon application, be protected by patent or copyright. Employee agrees that any such ideas, inventions or business plans shall be the property of TSC and that Employee shall at TSC's request and cost, provide TSC with such assurances as is necessary to secure a patent or copyright.

     11. ASSIGNMENT: Employee acknowledges that the services to be rendered pursuant to this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. TSC may assign its rights, duties or obligations under this Agreement to a subsidiary or affiliated company of TSC or purchaser or transferee of a majority of TSC's outstanding capital stock or a purchaser of all, or substantially all, of the assets of TSC.

     12. NOTICES: All notices shall be in writing, except for notice of termination of employment, which may be oral if confirmed in writing within 14 days. Notices intended for TSC shall be sent by registered or certified mail addressed to it at 205 North Michigan Avenue, 15th Floor, Chicago, Illinois 60601 or its current principal office, and notices intended for Employee shall be either delivered personally to him or sent by registered or certified mail addressed to his last known address.

     13. ENTIRE AGREEMENT: This Agreement and Exhibit A attached hereto constitute the entire agreement between TSC and Employee. Neither Employee nor TSC may modify this Agreement by oral agreements, promises or representations. The parties may modify this Agreement only by a written instrument signed by the parties.

     14. APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
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TECHNOLOGY SOLUTIONS COMPANY                 TIMOTHY J. CUNNINGHAM



By: /s/ Kelly Conway                          /s/ Timothy J. Cunningham
   --------------------------                -----------------------------


Position: CEO eLoyalty                       Senior Vice President and Chief
         --------------------                Financial Officer of eLoyalty
                                             Corporation



Date:       11/15/99                         Date:       11/15/99
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